UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

June 26, 2006

Commission File Number	Registrant	State of Incorporation	IRS Employer Identification Number
1-7810	Energen Corporation	Alabama	63-0757759

605 Richard Arrington Jr. Boulevard North Birmingham, Alabama	35203
(Address of principal executive offices)	(Zip Code)

(205) 326-2700

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure

On June 26, 2006, Energen Corporation announced that its Board of Directors has authorized an additional 9 million shares of Energen common stock for repurchase. A copy of the press release is attached hereto as Exhibit 99.1.

Energen Corporation has included a reconciliation of certain Non-GAAP financial measures to the related GAAP financial measures. These Non-GAAP financial measures will be disclosed in meetings with members of the investment community at the Bank of America 2006 Utilities Mini-Conference on June 27, 2006. A slide presentation containing the meeting material will be available June 27 on the Company’s web site: www.energen.com. The reconciliation is attached hereto as exhibit 99.2.

The information in this Current Report on Form 8-K and the exhibits attached hereto shall be deemed to be furnished and not “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be otherwise subject to the liabilities of such section, nor shall such information or exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

ITEM 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
99.1	Press Release dated June 26, 2006

99.2	Non-GAAP Financial Measures Reconciliation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGEN CORPORATION

June 26, 2006	By	/s/ G. C. Ketcham
G. C. Ketcham
Executive Vice President, Chief Financial Officer and Treasurer of Energen Corporation

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